Exhibit 10.129

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is being made and entered into as of July 28, 2026, by and between Prime Delta Corp., a Delaware corporation with principal place of business at 140 Wall Street, 20th Floor, New York, NY 10005 (“Debtor”) and AI Financial Corporation, a Nevada corporation having its principal place of business at 8548 Rozita Lee Avenue, Suite 305, Las Vegas, Nevada 89113 (“Secured Party “).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Secured Convertible Promissory Note of even date herewith executed by Debtor in favor of the Secured Party (the “Note”), Debtor has become indebted to the Secured Party for the aggregate principal sum of Eleven Million Dollars ($11,000,000.00); and

WHEREAS, as collateral for its obligations under the Note (the “Obligations”), Secured Party requires that Debtor grant to Secured Party, a first priority senior security interest in all of its assets and property; and

WHEREAS, Debtor and Secured Party desire that this Agreement shall set forth their full and complete understanding regarding the terms and conditions under which Debtor will grant Secured Party a security interest in all of its assets and property.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, sufficiency, and adequacy of which are expressly acknowledged, Debtor and Secured Party, each intending to be legally bound, do hereby mutually agree as follows:

1. Grant of Security Interest.

As security for the prompt and complete payment and performance when due of all of the Obligations, as hereinafter defined, Debtor does hereby grant to Secured Party a continuing first priority security interest (“Security Interest”) in all personal property, assets and fixtures of Debtor, wherever located, whether now existing or owned or hereafter arising or acquired, whether or not subject to the Uniform Commercial Code, as the same may be in effect in the State of Delaware, as amended from time to time (“UCC”), and whether or not affixed to any realty, including, without limitation, (i) all inventory, accounts, chattel paper, investment property, deposit accounts, documents, goods, equipment, products, websites, URL’s. customer, member and supplier lists and records, general intangibles (including proprietary software in any stage of development, websites, domain names, trademarks, service marks, trade names, patents, copyrights, licenses and franchises), instruments, inventory, money, accounts receivable, letter of credit rights, causes of action (including tort claims), and other personal property (including agreements and instruments not constituting chattel paper or a document, general intangible or instrument); (ii) all additions to, accessions to, substitutions for, replacements of and supporting obligations of the foregoing; (iii) all proceeds and products of the foregoing, including, without limitation, insurance proceeds; and (iv) all business records and information relating to any of the foregoing and any software or other programs for accessing and manipulating such information (collectively, the “Collateral”). Debtor acknowledges and agrees that the foregoing collateral description is intended to cover all assets of Debtor, whether now owned or hereafter acquired, and all proceeds arising therefrom.

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2. Obligations Secured.

The security interest granted by Debtor to Secured Party in the Collateral and evidenced hereby shall secure the Debtor’s Obligations, including full repayment of the Note plus interest and other items potentially owing thereunder.

3. Representations, Warranties, and Covenants of Debtor.

As an inducement to Secured Party to make the loans, advances, and extensions of credit to Debtor which are secured hereby, Debtor hereby represents, warrants, and covenants to Secured Party as follows:

(a) Except for the security interest granted pursuant to this Agreement, Debtor now owns the Collateral, free and clear of any and all liens, claims, charges, security interests, and other encumbrances of every type, kind, or nature. Debtor will defend the Collateral and Secured Party’s security interest in the same against any and all claims and demands of any person or persons who at any time claim any ownership or other interest therein;

(b) Debtor authorizes Secured Party to file all such Uniform Commercial Code Financing Statements as Secured Party may require to perfect Secured Party’s security interest in the Collateral and protect the same against the claims of third parties. No other financing statement has been filed or recorded which includes the Collateral or the proceeds of the Collateral, in whole or in part, within its collateral description;

(c) Debtor shall promptly deliver to Secured Party all of the certificates representing the shares of equity owned by Debtor, whether of record or beneficially;

(d) During the term of this Agreement, Debtor will not grant or suffer the existence of any lien, claim, charge, security interest or other encumbrance of any type, kind, or nature with respect to the Collateral, without the prior written consent of the Secured Party and will, at all times, maintain good and merchantable title with respect to the same;

(e) Debtor will cause the Collateral to be insured with companies who are acceptable to the Secured Party, which insurance policies: (i) shall have such coverage provisions, policy limits and exclusions as Secured Party shall require; (ii) shall name Secured Party as an additional insured and/or loss payee thereunder, as its interests may appear; (iii) shall require at least thirty (30) days’ prior written notice to Secured Party of any intended cancellation, modification, termination, or expiration of the policy or policies evidencing such insurance. Debtor will deliver such certificates of insurance and other evidence of insurance coverage as Secured Party may require;

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(f) At all times during the term of this Agreement, and except as otherwise provided herein, Debtor: (i) shall keep and maintain the Collateral in good and usable condition, free and clear of any and all liens, claims, charges and security interests of every type, kind or nature; (ii) will promptly pay all taxes, assessments and other charges with respect to the Collateral; (iii) will not use the Collateral illegally or in violation of any Agreement between Debtor and any third party; and (iv) will not transfer, convey, assign, sell or otherwise dispose of any portion of the Collateral, except in the ordinary course of its business.

4. Performance of Obligations by Secured Party.

In the event that Debtor fails to perform or comply with the terms of any duty, obligation, representation, warranty or covenant herein contained including, without limitation: (a) Debtor’s obligation to keep the Collateral free and clear of all liens, claims, security interest, and other encumbrances; (b) Debtor’s duty to repair, maintain, and preserve the Collateral; and (c) Debtor’s duty to insure the Collateral in accordance with this Agreement, Secured Party may, but shall not be required to, perform such duties and obligations on behalf of Debtor, whereupon Debtor shall promptly reimburse Secured Party for any and all amounts, costs, and/or expenses which may be incurred by Secured Party to accomplish the same, plus interest on such amounts at the maximum rate permitted by law, from the date Secured Party pays or incurs the same until paid in full.

5. Events of Default.

The occurrence of any one (1) or more of the following events or conditions shall constitute an event of default hereunder:

(a) Debtor’s failure to pay or perform any indebtedness or obligation contained within the Obligations, when and as the same may be due and performable, after the expiration of any applicable cure or grace period, if any;

(b) Debtor’s breach or violation of any representation, covenant, or warranty herein contained;

(e) the loss, theft, destruction, substantial damage, sale, or encumbrance of the Collateral;

(f) Debtor’s becoming insolvent or generally not paying its debts as such debts become due; or

(g) the making of any general assignment by Debtor for the benefit of creditors; the appointment of a receiver or similar trustee for Debtor or its assets;

(h) if Debtor commences, or has commenced against it (and if such petition or action which is filed against it and such petition or action is not dismissed or stayed within forty-five (45) days), any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Debtor;

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(i) any reorganization, merger, consolidation or dissolution of Debtor (or the making of any agreement therefor); the sale, assignment, transfer or delivery of all or substantially all of the assets of Debtor to a third party (other than the Secured Party); or of a majority of the membership interest of Debtor or the cessation by Debtor as a going business concern, including the cessation of the use of its website for more than five (5) consecutive days; or

(j) Any other event set forth as a “Default” under Section 4 of the Note, independently of whether the same shall have been referenced hereinabove.

6. Remedies.

Upon the occurrence of any of the aforementioned Events of Default, and at any time thereafter, Secured Party may declare the Obligations to be immediately due, payable, and performable, whereupon Secured Party may take such actions as it may consider necessary and/or advisable to enforce payment or performance of the same, shall have all of the rights and privileges of a Secured Party under the Uniform Commercial Code as adopted in the State of Delaware, and may exercise such other rights and privileges as may then be available. Without limiting the generality of the foregoing, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at any place designated by Secured Party. Unless the Collateral is perishable, threatens to decline significantly in value, or is of a type or category which is customarily sold in a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale or disposition of the Collateral or the time and place after which any private sale of the Collateral may be made. The requirement of providing reasonable notice to Debtor shall be deemed satisfied if any such notice is delivered to Debtor at least five (5) days prior to the date on which any such disposition of the Collateral is to occur, which notice shall be delivered in accordance with Paragraph 9 of this Agreement. All costs and expenses which are expended or incurred by Secured Party to retake, hold, prepare for disposition and/or dispose of the Collateral including, without limitation, attorneys’ fees and legal expenses, shall be added to the indebtedness secured hereby and shall be paid by Debtor to Secured Party.

7. Financing Statements.

The Secured Party is hereby authorized to file all such financing statements as it deems necessary or advisable to secure the security interest granted hereunder, including all renewals and extensions thereof, including any filings with the U.S. Patent and Trademark Office.

8. Waiver.

No failure by Secured Party to insist upon exact compliance with any of the terms, provisions and/or conditions of this Agreement shall be deemed or construed as a waiver of the right to require exact compliance with each and every duty and obligation herein contained in the future.

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9. Notices.

All notices, requests or other communications required hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally or by courier service which obtains a signed receipt upon delivery, or if mailed, by United States certified mail, postage prepaid, return receipt requested, to the parties at the respective addresses first above written, or at such other addresses as shall be specified in writing by either of the parties to the other in accordance with the terms and conditions of this Section. Notices shall be deemed effective, if delivered personally or by courier service, on the date personally delivered or, if mailed in accordance herewith, then three (3) business days after mailing.

10. Assignment by Debtor Prohibited.

Neither this Agreement, nor the duties and obligations evidenced hereby, may be transferred, conveyed, assigned, or otherwise delegated by Debtor without the prior written consent of Secured Party in each instance. Any such actual or attempted transfer, conveyance, assignment, or delegation shall be null, void, and of no legal force or effect, shall convey no rights or benefits to the purported transferee, shall release Debtor from no duty or obligation hereunder, and shall be a material breach of this Agreement.

11. Binding Effect.

This Agreement shall inure to the benefit of, and remain fully binding upon, the parties hereto and their respective successors, survivors and permitted assigns.

12. Governing Law, Jurisdiction and Venue.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH DAKOTA, WITHOUT GIVING EFFECT TO THE PRINCIPALS OR CONFLICTS OF LAW. THE PARTIES HERETO CONSENT THAT ANY LEGAL OR EQUITY PROCEEDING BROUGHT IN CONNECTION WITH OR ARISING OUT OF ANY MATTER RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS TO WHICH IT RELATES, SHALL BE INSTITUTED ONLY IN A FEDERAL OR STATE COURT OF COMPETENT JURISDICTION WITHIN THE STATE AND COUNTY WITHIN WHICH THE PRINCIPAL OFFICES OF THE SECURED PARTY SHALL BE LOCATED ON THE DATE THAT ANY SUCH PROCEEDING IS COMMENCED. THE DEBTOR HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION, IN ANY SUCH MATTER, OF THE COURTS OF SUCH STATE AND COUNTY AND WAIVES ANY OBJECTION DEBTOR MAY HAVE TO EITHER THE JURISDICTION OR VENUE OF SUCH COURTS. THE DEBTOR FURTHER CONSENTS AND AGREES, WITHOUT LIMITING ANY OTHER METHOD OF OBTAINING JURISDICTION, THAT IN ANY ACTION OR PROCEEDING COMMENCED UNDER THE TERMS OF THIS AGREEMENT, SERVICE OF A SUMMONS AND COMPLAINT, OR ANY OTHER PROCESS, IN ANY ACTION OR PROCEEDING, SHALL BE SUFFICIENT IF MADE ON THE DEBTOR BY REGISTERED OR CERTIFIED MAIL TO THE DEBTOR AT THE LAST KNOWN ADDRESS OF THE DEBTOR, WHETHER SUCH ADDRESS SHALL BE WITHIN OR WITHOUT THE JURISDICTION OF THE COURT WHERE SUCH ACTION OR PROCEEDING IS PENDING, AND DEBTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES PERSONAL SERVICE OF SUCH PROCESS.

13. Entire Agreement.

This Agreement sets forth the full and complete understanding between Debtor and Secured Party with respect to the terms and conditions under which Debtor will grant Secured Party a security interest in the Collateral as security for the Obligations.

IN WITNESS WHEREOF, Debtor has executed this Agreement as of the day and year first above written.

DEBTOR:

PRIME DELTA CORP.

By:
Name:
Title:

SECURED PARTY:

AI FINANCIAL CORPORATION

By:
Name:	Tony Isaac
Title:	Chief Executive Officer

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